UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2022

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9955 Mesa Rim Road, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BIOC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 17, 2022, Biocept, Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5250(c)(1) (the “Rule”) as a result of its failure to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Form 10-Q”) in a timely manner. The Rule requires listed companies to timely file all required periodic reports with the Securities and Exchange Commission (the “SEC”). The Company previously reported in its Form 12b-25 filed with the SEC on August 16, 2022 that the Company was unable to file the Form 10-Q within the prescribed time period as a result of ongoing accounting review, including the analysis of previously reported material weaknesses and matters related to the U.S. Health Resources Services Administration and its funding for reimbursement of COVID-19 testing services performed by the Company.

Under Nasdaq rules, the Company has 60 calendar days from the receipt of the Notice, or until October 17, 2022, to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company up to 180 calendar days from the due date of the Form 10-Q, or until February 13, 2023, to regain compliance.

In response to the Notice, the Company intends to file the Form 10-Q as promptly as possible in order to regain compliance with the Rule. If the Company does not submit the Form 10-Q by October 17, 2022, the Company intends to timely submit a plan to regain compliance with the Rule.

Forward-Looking Statements

Statements in this report that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can often identify forward-looking statements by the use of words such as “intends,” “may,” “plan,” “will” or other comparable terminology. Forward-looking statements may include, but are not limited to, statements about the Company’s intentions, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the filing of the Form 10-Q, the potential for Nasdaq to grant the Company an extension to file the Form 10-Q and the Company’s ability to regain compliance with the Nasdaq continued listing standards. Forward-looking statements also include the assumptions underlying or relating to such statements. These forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual results to differ materially from those projected in such forward-looking statements, including, but not limited to, risks and uncertainties related to: the ongoing accounting review of the Company’s financial statements; the previously reported material weaknesses in the Company’s internal control over financial reporting and the potential for new material weaknesses; the recent appointment of the Company’s independent registered public accounting firm, RSM US LLP (“RSM”), including risks related to the fact that RSM did not audit or review any of the Company’s historical financial statements; resource constraints; and other factors that may impact the Company’s ability to file the Form 10-Q and the Company’s ability to regain compliance with the Rule. These and other risks and uncertainties faced by the Company are described in the Company’s filings with the SEC, including under the “Risk Factors” heading of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 23, 2022. In addition, new risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCEPT, INC.

Dated: August 22, 2022	By:	/s/ Samuel D. Riccitelli
	Name:	Samuel D. Riccitelli
	Title:	Interim President and Chief Executive Officer